UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005

Find/SVP, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	0-15152	13-2670985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Avenue of the Americas, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 645-4500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 20, 2005, in accordance with Mr. Martin E. Franklin’s previously disclosed intention to resign from the Board of Directors of Find/SVP, Inc. (the “Company”), Mr. Franklin resigned as a member of the Board of Directors (and any committees thereof) of the Company. Mr. Franklin was serving on the Board of Directors of four publicly-traded companies and decided to resign from the Board of Directors of the Company in order to comply with the guidelines of Institutional Shareholder Services by limiting his membership to three Boards of Directors for publicly-traded companies. Mr. Franklin had previously advised the Company that his resignation is in no way reflective of any changed confidence in the Company or its long-term prospects, and as outlined in his previously-delivered letter to the Board of Directors, he fully intends to, in his capacity as a major shareholder, provide counsel and assistance as requested by the Board of Directors of the Company. Mr. Franklin’s resignation was not related to any disagreement with the Company or its Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is filed herewith as a part of this report:

Exhibit	Description

99.1	Press Release dated December 20, 2005 announcing the resignation of Martin E. Franklin from the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIND/SVP, INC.

Date: December 21, 2005	By:	/s/ Peter Stone
Name: Peter Stone Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated December 20, 2005 announcing the resignation of Martin E. Franklin from the Board of Directors of the Company.